ARTICLES OF INCORPORATION

                               OF

                  INTERNATIONAL GAME TECHNOLOGY


     The undersigned individuals acting as incorporators of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes adopt the following Articles of Incorporation.

                            ARTICLE I
                              Name
     The name of the Corporation is INTERNATIONAL GAME TECHNOLOGY.
                           ARTICLE II
           Principal Office and Initial Resident Agent
     A. Principal Office. The address of the principal office of the Corporation is Suite 110, 777 West Second Street, Reno, Nevada. The Corporation may conduct all or part of its business in any other part of the State of Nevada.
     B. Resident Agent. The resident agent of the Corporation is Roger H. Elton, located at Suite 110, 777 West Second Street, Reno, Nevada.
                           ARTICLE III
                       Nature of Business
     The Corporation may engage in any lawful activity.
                           ARTICLE IV
                             Capital
     A. Number and Par Value of Shares. The Corporation shall be authorized to issue Twenty Million (20,000,000) shares of capital stock with a par value of One Cent ($.01) per share. All of the shares of stock shall be the same class, without preference or distinction.
     B. Assessment of Shares. The capital stock of the Corporation, after the amount of the par value has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this respect.
                            ARTICLE V
                         Governing Board
     A. Name. The members of the governing board of the Corporation shall be designated as Directors.
     B. Initial Board of Directors. The initial number of Board of Directors shall consist of three (3) members. The names and addresses of the members of the initial Board of Directors are as follows. These individuals shall serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified.
               Name                Address
          Laurie W. Schwager       P.O. Box 2878
                                   Reno, Nevada 89505

          Janice A. Gnos           P.O. Box 2878
                                   Reno, Nevada 89505

          Jill Burns                    P.O. Box 2878
                                   Reno, Nevada 89505

     C. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time by amendment to the bylaws of the Corporation; provided, however, that the Board shall consist of less than three
(3) members only if all of the shares of capital stock of the Corporation are owned beneficially and of record by less than three
(3) shareholders, in which case the number of Directors may be less than three (3), but not less than the number of beneficial and record owners of shares.
                           ARTICLE VI
              Names and Addresses of Incorporators
     The names and post offices addresses of each of the incorporators signing these Articles of Incorporation are as follows:
               Name           Address
          Laurie W. Schwager  P.O. Box 2878
                              Reno, Nevada 89505

          Janice A. Gnos      P.O. Box 2878
                              Reno, Nevada 89505

          Jill Burns               P.O. Box 2878
                              Reno, Nevada 89505

                           ARTICLE VII

                       Period of Existence

     The period of existence of the Corporation is perpetual.

DATED:  December 22, 1980.


                         ____________________________
                         Laurie W. Schwager

                         ____________________________
                         Janice A. Gnos

                         ____________________________
                         Jill Burns

                    CERTIFICATE OF AMENDMENT
                  OF ARTICLES OF INCORPORATION
                  INTERNATIONAL GAME TECHNOLOGY

     International Game Technology, a corporation organized under and existing by virtue of the laws of the State of Nevada does hereby certify:

     FIRST: The Following resolution was unanimously adopted on November 11, 1987 by all of the members of the Board of Directors of the corporation lawfully and duly held that day pursuant to the Bylaws of the Corporation:

     RESOLVED, that the Board of Directors does hereby propose that ARTICLE V of the Articles of Incorporation of the Corporation be amended to add thereto the following provision:

          D.   Indemnification of Directors and
          Officers. To the fullest extent permitted by the Law of the State of Nevada as the same exists or may hereafter be amended, a director or an officer of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director or an officer.
          Any repeal or modification of this Section shall not result in any liability for a director or officer with respect to any action or omission occurring prior to such repeal or modification.

     SECOND: The shareholders of the Corporation at a meeting duly and regularly held pursuant to the Bylaws of the Corporation on February 16, 1988, ratified, adopted and approved the following resolution:

     RESOLVED, that the Articles of Incorporation of the Corporation be amended to eliminate the personal liability of directors and officers as permitted by Nevada law.

     THIRD: Of the 5,115,303 shares of the Corporation entitled to vote at the meeting, there were 3,884,213 present in person or represented by proxy. Of the 3,884,213 of the shares represented at the meeting, 3,611,794 (or 70.6%) voted in favor of adopting the foregoing resolution.

     Dated:  April 24, 1991

                         INTERNATIONAL GAME TECHNOLOGY

                         By:  John J. Russell, President

                    CERTIFICATE OF AMENDMENT
                               OF
                    ARTICLES OF INCORPORATION


     The undersigned, being the President and Secretary, respectively, of International Game Technology, a Nevada corporation, certify as follows:

     1. That the Board of Directors of the Corporation, at a meeting duly held on July 22, 1981, adopted and consented to the adoption of certain resolutions calling for the amendment of the Articles of Incorporation of the Corporation as hereinafter set forth, declaring the advisability of such amendment, and calling a meeting of the shareholders for the purpose of considering such amendment, unless the shareholders shall have earlier adopted and consented to the adoption of such amendment as provided in NRS 78.320.

     2. That said resolution of the Board of Directors called for the amendment of Article IV of the Articles of Incorporation to add thereto Section C which, in its entirely, reads as follows:

          C.   Denial of Pre-Emptive Rights:  No
          shareholders of any of the capital stock of the corporation shall, by virtue of his status as such, have any right to acquire any additional shares. This section is intended to, and shall, act as a denial of any pre-emptive right afforded by Section 78.265 of the Nevada Revised Statues, or any successor statute.

     3. That all of the shareholders of the Corporation, by Resolution at a meeting duly held July 23, 1981, did approve, adopt and consent to the adoption of said amendment.

     4. That this certificate is made pursuant to NRS 78.390 and with the intent to amend the Articles of Incorporation of the Corporation in the manner set forth above.

     DATED this 23rd day of July, 1981.

                                   J. George Drews, President

                                   Raymond D. Pike, Secretary

                CERTIFICATE OF REDUCTION OF CAPITAL


     THE UNDERSIGNED HEREBY CERTIFY individually and on behalf of International Game Technology, a Nevada Corporation (the "Company"), that they are the President and Secretary of the company and the following is a true and correct copy of resolution to reduce the stated capital of the Company duly adopted by the Board of Directors of the Company on December 16, 1986.

     WHEREAS, the Company currently has 8,109,887 shares of common stock, par value $.01 issued and outstanding and the stated capital of the Company is $81,098.87; and

     WHEREAS, the Board of Directors of the Company deems it advisable and in the best interest of the Company to purchase a part of the outstanding shares of common stock of the Company and to reduce the stated capital of the Company.

     NOW THEREFORE, BE IT RESOLVED that the Company be, and it hereby is, authorized to purchase 2,168,020 shares of issued and outstanding common stock of the Company from William S. Redd at a price of $10.50 per share, and 1,014,830 shares from the Ivy Lee Redd Testamentary Trust at a price of $10.00 per share (collectively the "Repurchased Shares") for a total purchase price of $32,912,510 (the "Purchase Price"). Upon purchase of the Repurchased Shares the stated capital of the Company shall be reduced from said $81,098.87 to $49,270.37; and

     RESOLVED, that the Secretary of the Company is hereby directed to cancel the certificates representing the Repurchased
     Shares. Upon purchase by the Company the Repurchased Shares shall have the status of authorized but unissued stock; and

     RESOLVED, that the Company be, and it hereby is, authorized to execute promissory notes (the "Notes") in the amount of the Purchase Price, in favor of William S. Redd and the Ivy Lee
     Redd Testamentary Trust; and

     RESOLVED, that the President of the Company be and hereby is authorized to effect purchase of the Repurchased Shares and execute the Notes and the President or Vice-President and Secretary or Assistant Secretary of the Company be and they hereby are directed and authorized to make, execute, acknowledge, deliver and file a certificate of reduction of capital setting forth this resolution with the Secretary of State of Nevada and the Clerk of Washoe County, Nevada.

     The reduction of capital as provided herein was made without the requirement of any vote or consent of stockholders pursuant to Nev. Rev. State. S
78.420.


     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 17th day of March, 1987.



Charles N. Mathewson, President         Raymond D. Pike, Secretary



                CERTIFICATE OF DIVISION OF SHARES
                               OF
                  INTERNATIONAL GAME TECHNOLOGY


     International Game Technology, a corporation organized and existing under the laws of the State of Nevada, in compliance with
Section 78.207 of the Nevada Revised Statutes, by its President and Secretary, does hereby certify:

     1. That International Game Technology desires to divide each of the shares of the capital stock of the corporation into two shares, to be effective upon the filing of this Certificate with the office of the Secretary of State of Nevada.

     2. That at a meeting of the Board of Directors of this corporation duly convened at 520 South Rock Boulevard, Reno, Nevada, on the 20th day of June, 1990, a resolution was duly adopted by a majority vote of the duly elected directors of the corporation authorizing the referenced stock split.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its President and Secretary, and its corporate seal to be affixed this 6th day of July, 1990.

                                   INTERNATIONAL GAME TECHNOLOGY


                                   By______________________________
                                     John J. Russell, President


                                   By______________________________
                                     Raymond D. Pike, President


                            AFFIDAVIT


     The undersigned duly elected directors of International Game Technology, being first duly sworn under penalty of perjury, and in compliance with Section 78.207 of the Nevada Revised Statutes, depose and say, that in the best interest of the corporation and its shareholders, the Board of Directors of the corporation has authorized the division of each of the shares of capital stock of the corporation into two shares, to be effective immediately upon the filing of the Certificate of Division of Shares of International Game Technology with the office of the Secretary of State of Nevada.

                                   ________________________________
                                   Charles N. Mathewson


                                   ________________________________
                                   Claudine Williams


                                   ________________________________
                                   Wilbur K. Keating


                                   ________________________________
                                   John J. Russell


                                   _______________________________
                                   Albert J. Crosson


                CERTIFICATE OF DIVISION OF SHARES
                               OF
                  INTERNATIONAL GAME TECHNOLOGY


     International Game Technology, a corporation organized and existing under the laws of the State of Nevada, in compliance with
Section 78.207 of the Nevada Revised Statutes, by its President and Secretary, does hereby certify:

     1. That International Game Technology desires to divide each of the shares of the capital stock of the corporation into two shares, to be effective upon the filing of this Certificate with the office of the Secretary of State of Nevada.

     2. That the referenced stock split will result in eighty million (80,000,000) shares of authorized capital stock of the corporation with a par value of $.0025 per share.

     3. That at a meeting of the Board of Directors of this corporation duly convened on the 19th day of July, 1991, a resolution was duly adopted by a unanimous vote of all of the duly elected directors of the corporation authorizing the referenced stock split.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its President and Secretary, and its corporate seal to be affixed this 9th day of August, 1991.

                                   INTERNATIONAL GAME TECHNOLOGY


                                   By______________________________
                                     John J. Russell, President


                                   By______________________________
                                     Raymond D. Pike, President

                            AFFIDAVIT


     The undersigned duly elected directors of International Game Technology, being first duly sworn under penalty of perjury, and in compliance with Section 78.207 of the Nevada Revised Statutes, depose and say, that in the best interest of the corporation and its shareholders, the Board of Directors of the corporation has authorized the division of each of the shares of capital stock of the corporation into two shares, resulting in eighty million (80,000,000) shares of authorized capital stock of the corporation with a par value of $.0025 per share. The referenced stock split shall be effective immediately upon the filing of the Certificate of Division of Shares of International Game Technology with the office of the Secretary of State of Nevada.

     Dated this ______ day of July, 1991.


                                   ________________________________
                                   Charles N. Mathewson


                                   ________________________________
                                   Claudine Williams


                                   ________________________________
                                   Wilbur K. Keating


                                   ________________________________
                                   John J. Russell


                                   ________________________________
                                   Albert J. Crosson


                                   ________________________________
                                   Warren L. Nelson


                                   ________________________________
                                   William S. Redd





                CERTIFICATE OF DIVISION OF SHARES
                               OF
                  INTERNATIONAL GAME TECHNOLOGY



     International Game Technology, a corporation organized and existing under the laws of the State of Nevada, in compliance with
Section 78.207 of the Nevada Revised Statutes, by its President and Secretary, does hereby certify:

     1. That International Game Technology desires to divide each of the shares of the capital stock of the corporation into two shares, to be effective upon the filing of this Certificate with the office of the Secretary of State of Nevada.

     2. That the referenced stock split will result in one hundred sixty million (160,000,000) shares of authorized capital stock of the corporation with a par value of $.00125 per share.

     3. That at a meeting of the Board of Directors of this corporation duly convened on the 25th day of February, 1992, a resolution was duly adopted by a unanimous vote of all of the duly elected directors of the corporation authorizing the referenced stock split.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its President and Secretary, and its corporate seal to be affixed this 10th day of March, 1992.

                                   INTERNATIONAL GAME TECHNOLOGY


                                   By______________________________
                                     G. Thomas Baker,
                                     Vice President of Finance,
                                     Chief Financial Officer,
                                     Treasurer


                                   By______________________________
                                     Raymond D. Pike, Secretary



                            AFFIDAVIT


     The undersigned duly elected directors of International Game Technology, being first duly sworn under penalty of perjury, and in compliance with Section 78.207 of the Nevada Revised Statutes, depose and say, that in the best interest of the corporation and its shareholders, the Board of Directors of the corporation has authorized the division of each of the shares of capital stock of the corporation into two shares, resulting in one hundred sixty million (160,000,000) shares of authorized capital stock of the corporation with a par value of $.00125 per share. The referenced stock split shall be effective immediately upon the filing of the Certificate of Division of Shares of International Game Technology with the office of the Secretary of State of Nevada.

     Dated this ______ day of March, 1992.


                                   ________________________________
                                   Charles N. Mathewson


                                   ________________________________
                                   Claudine Williams


                                   ________________________________
                                   Wilbur K. Keating


                                   ________________________________
                                   John J. Russell


                                   ________________________________
                                   Albert J. Crosson


                                   ________________________________
                                   Warren L. Nelson






                CERTIFICATE OF DIVISION OF SHARES
                               OF
                  INTERNATIONAL GAME TECHNOLOGY



     International Game Technology, a corporation organized and existing under the laws of the State of Nevada, in compliance with
Section 78.207 of the Nevada Revised Statutes, by its President and Secretary, does hereby certify:

     1. That International Game Technology desires to divide each of the shares of the capital stock of the corporation into two shares, to be effective upon the filing of this Certificate with the office of the Secretary of State of Nevada.

     2. That the referenced stock split will result in three hundred twenty million (320,000,000) shares of authorized capital stock of the corporation with a par value of $.000625 per share.

     3. That at a meeting of the Board of Directors of this corporation duly convened on the 23th day of February, 1993, a resolution was duly adopted by a unanimous vote of all of the duly elected directors of the corporation authorizing the referenced stock split.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its President and Secretary, and its corporate seal to be affixed this 10th day of March, 1993.

                                   INTERNATIONAL GAME TECHNOLOGY


                                   By______________________________
                                     G. Thomas Baker,
                                     Vice President of Finance,
                                     Chief Financial Officer,
                                     Treasurer


                                   By______________________________
                                     Raymond D. Pike, Secretary




                            AFFIDAVIT


     The undersigned duly elected directors of International Game Technology, being first duly sworn under penalty of perjury, and in compliance with Section 78.207 of the Nevada Revised Statutes, depose and say, that in the best interest of the corporation and its shareholders, the Board of Directors of the corporation has authorized the division of each of the shares of capital stock of the corporation into two shares, resulting in three hundred twenty million (320,000,000) shares of authorized capital stock of the corporation with a par value of $.000625 per share. The referenced stock split shall be effective immediately upon the filing of the Certificate of Division of Shares of International Game Technology with the office of the Secretary of State of Nevada.

     Dated this ______ day of March, 1993.


                                   ________________________________
                                   Charles N. Mathewson


                                   ________________________________
                                   Claudine Williams


                                   ________________________________
                                   Wilbur K. Keating


                                   ________________________________
                                   John J. Russell


                                   ________________________________
                                   Albert J. Crosson


                                   ________________________________
                                   Warren L. Nelson


                                   ________________________________
                                   Fred D. Rentschler